UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

          Date of report (Date of earliest event reported): May 2, 2005

                                 --------------

                     InterDigital Communications Corporation
             (Exact name of registrant as specified in its charter)

         Pennsylvania                       1-11152               23-1882087
(State or other jurisdiction of    (Commission File Number)     (IRS Employer
        incorporation)                                       Identification No.)


           781 Third Avenue, King of Prussia, Pennsylvania 19406-1409
               (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (610) 878-7800

                                 --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         On May 3, 2005, InterDigital Communications Corporation (the "Company") announced the following:

          o Effective May 2, 2005, the Company's Board of Directors named William J. Merritt as Chief Executive Officer and President and appointed Mr. Merritt as a Director.

          o Howard E. Goldberg's employment as Chief Executive Officer and President of the Company and his membership on the Company's Board of Directors had terminated effective as of May 2, 2005.

          o Charles R. Tilden's employment as Chief Operating Officer of the Company had terminated effective as of May 2, 2005.

         Mr. Merritt, age 46, has served as the Company's General Patent Counsel and as President of InterDigital Technology Corporation, a subsidiary of the Company ("ITC"). Mr. Merritt was named General Patent Counsel of the Company and President of ITC in July 2001. Mr. Merritt also held the position of Executive Vice President of the Company from September 1999 to January 2004. Prior to that time, Mr. Merritt held the positions of Senior Vice President, General Counsel and Secretary since October 1998 and Vice President-Legal and Assistant Secretary since January 1996.

         The Company issued a press release on May 3, 2005 announcing the foregoing management changes and the appointment of Mr. Merritt to the Board of Directors. A copy of the press release is attached as Exhibit 99.1 to this Form 8-K.

         The Company and Mr. Merritt entered into an employment agreement dated September 3, 1998 and amended April 6, 2000. Mr. Merritt's current employment agreement with the Company provides for severance pay benefits, among other things, in certain events of termination of employment. The employment agreement provides that, in the event Mr. Merritt's employment is terminated by the Company without "cause" or in the case of voluntary termination by Mr. Merritt with "good reason" (as each term is defined in the Employment Agreements), the Company generally must pay severance up to one year's salary and continuation of medical and dental benefits and that the Company may enforce up to a one-year covenant-not-to-compete. In addition, the employment agreement provides that, in the case of voluntary termination by Mr. Merritt without "good reason," the Company generally may elect to pay severance of up to one year's salary and continuation of medical and dental benefits during which time Mr. Merritt is subject to non-compete provisions. The employment agreement also provides for a one-year covenant-not-to-compete without payment of severance following termination by the Company for "cause." In the event of a voluntary or involuntary termination of Mr. Merritt's employment within one year after a "change of control" (as defined in the agreement), the employment agreement and applicable equity plans provide that Mr. Merritt would generally receive two years' salary and the immediate vesting of all stock options and restricted stock and restricted stock units. The employment agreement also provides that if any amount payable to Mr. Merritt is subject to a federal excise tax imposed on "excess parachute payments," he shall be entitled to a cash payment sufficient to indemnify him for such tax. Mr. Merritt's current annual base salary is $294,300. The Company anticipates that Mr. Merritt's employment agreement will be amended to address his appointment as Chief Executive Officer and President.

Item 7.01.   Regulation FD Disclosure.


In its Form 10-K for the fiscal year ended December 31, 2004, the Company reported that the Tribunal in the Nokia Arbitration had notified the parties that the Tribunal expected to submit an internal draft Award to the International Court of Arbitration of the International Chamber of Commerce
(ICC) on or before March 31, 2005 (as an approximate date), and that the ICC had set May 31, 2005 as the last date for rendering a Final Award. As of this filing, the Company has not received any notification nor any other information relating to the actual timing or content of any draft of the Final Award or the Final Award itself.


Item 9.01    Financial Statements and Exhibits

(c)      Exhibits

Exhibit No.           Description
----------            -----------
99.1                  Press Release dated May 3, 2005 regarding the appointment
                      of Mr. Merritt as Chief Executive Officer and President and as a Director and termination of employment and membership on the Board of Directors of Mr. Goldberg and termination of employment of Mr. Tilden

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                                     INTERDIGITAL COMMUNICATIONS CORPORATION



                                     By:     /s/ R.J. Fagan
                                        -------------------------
                                          Richard J. Fagan
                                          Chief Financial Officer

Dated: May 4, 2005

                                  EXHIBIT INDEX



Exhibit No.           Description
----------            -----------
99.1                  Press Release dated May 3, 2005 regarding the appointment
                      of Mr. Merritt as Chief Executive Officer and President and as a Director and termination of employment and membership on the Board of Directors of Mr. Goldberg and termination of employment of Mr. Tilden